Consent of Inclusion of
                              Review Opinion


We are aware that PVAXX Corporation has included in its Registration Statement (Form SB-2, File no. 333-43512) our report dated
December 14, 2001 covering the unaudited financial statements as of September 30, 2001 and for the periods then ended. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our Firm within the meanings of Sections 7 and 11 of the Act.

Very truly yours


PKF
Nottingham, UK
January 10, 2002



                                Consent of PKF
                             Independent Auditors


We consent to the reference of our firm under the caption "Experts" in the Prospectus of PVAXX Corporation that is made a part of this Registration Statement (Amendment No. 5 filed on Form SB-2, dated January 10, 2002) and to inclusion therein of our report dated December 7, 2001, with respect to the financial statements of PVAXX Corporation, as of June 30, 2001 and June 30, 2000 and for the periods then ended.

Very truly yours,



PKF
Nottingham, UK
January 10, 2002